Exhibit 99.1

PRESS RELEASE	Corporate Headquarters 400 South Hope Street. 25th Floor Los Angeles, CA 90071 www.cbre.com

FOR IMMEDIATE RELEASE

For further information: Steve Iaco Investor Relations 212.984.6535	Robert McGrath Media Relations 212.984.8267

CBRE GROUP, INC. ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE THE GLOBAL WORKPLACE SOLUTIONS BUSINESS OF JOHNSON CONTROLS, INC.

Los Angeles, March 31, 2015 – CBRE Group, Inc. (NYSE:CBG) today announced that it has entered into a definitive agreement to acquire the Global WorkPlace Solutions (GWS) business of Johnson Controls, Inc. (NYSE:JCI). GWS is a market-leading provider of Integrated Facilities Management solutions for major occupiers of commercial real estate and has significant operations around the world. The purchase price is $1.475 billion, payable in cash, or $1.3 billion net of the present value of estimated tax benefits, and with customary post-closing adjustments for working capital and other items.

GWS will operate as part of CBRE’s Global Corporate Services (GCS) business, which has increased revenue at a double-digit compound annual growth rate over the last decade, as more major corporations and other institutions outsource their real estate services. When the transaction is completed, the full range of combined occupier services – notably including CBRE’s leasing expertise and GWS’s engineering expertise – will be available to the clients of both companies.

“The exceptionally talented GWS team will greatly enhance our service offering for occupiers around the world,” said Bob Sulentic, president and chief executive officer of CBRE. “With GWS, we further our ability to create advantages for occupier clients by aligning every aspect of how they lease, own, use and operate real estate to enhance their competitive position.”

CBRE and Johnson Controls also announced a 10-year strategic relationship. CBRE will provide Johnson Controls with a full suite of integrated corporate real estate services (including facilities management, project management and transaction services) on more than 50 million sq. ft. and Johnson Controls will offer a factory-direct relationship on HVAC equipment, building automation systems and related services to CBRE for its managed properties. In addition, the companies will jointly fund an innovation lab that will develop leading-edge energy management solutions to lower costs and enhance their clients’ work environments. The joint innovation lab will evaluate, connect and leverage products, services and energy data to create value for occupiers and investors of real estate.

CBRE Group Press Release

“Clients are increasingly asking us for fully integrated real estate and facilities solutions, which includes self-performing building technical services across their global portfolios,” said Bill Concannon, chief executive officer, GCS for CBRE. “GWS will further improve our ability to serve clients in more than 50 countries with a market-leading capability in all services, industry sectors and property types. The GWS team is a great fit for our business. They bring leadership and expertise in many areas that are vital to our clients, including engineering excellence, global supply chain management, mission-critical facilities and energy management.”

GWS serves a blue-chip roster of global corporations, particularly in the industrial/manufacturing, life-sciences, and technology sectors. Clients typically purchase these services under five-year contracts, and the average tenure for GWS’s 50 largest clients is 12 years.

Upon closing, John Murphy, GWS’s president, will join CBRE as global chief operating officer, GCS. “This combination will create a global market leader in the provision of value-added occupier services that enable clients to derive maximum value from their workplaces. Together, we will assure clients of high-quality, reliable, cost-efficient, comfortable and safe working environments no matter their core business mission,” said Mr. Murphy. “The fit between our two organizations – be it culture, values, a client-centered ethos, or our commitment to engaged and empowered employees – is outstanding. This fit will help accelerate our coming together to create new value for our clients and shareholders. I am extremely excited about our future as part of the first-class team at CBRE. “

Together, CBRE and GWS will manage nearly 5 billion sq. ft. of real estate and corporate facilities globally, including 2.3 billion sq. ft. in the Americas, 1.2 billion sq. ft. in Europe, the Middle East & Africa and 1.4 billion sq. ft. in Asia Pacific.

GWS, which has approximately 16,000 employees worldwide, generated approximately $3.4 billion of revenue for the 12 months ended December 31, 2014.

CBRE anticipates that GWS will be materially accretive to its adjusted earnings per share in 2016. It expects to fund the acquisition through a combination of cash on hand and proceeds from the incurrence of debt. The transaction is expected to close in the late third quarter or early fourth quarter of 2015 and is subject to customary regulatory approvals. Simpson Thacher & Bartlett LLP acted as CBRE’s legal advisor.

CBRE will hold a conference call at 9 a.m. Eastern Time today (Tuesday, March 31, 2015) to discuss the transaction with the investment community. A webcast will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 11 a.m. Eastern Time on March 31, 2015, and ending at midnight Eastern Time on April 7, 2015. The dial-in

CBRE Group Press Release

number for the replay is 877-660-6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13605214. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About Johnson Controls Global WorkPlace Solutions

Johnson Controls Global WorkPlace Solutions (GWS) is a leading provider of facilities, corporate real estate and energy management for many of the world’s largest companies. The company creates business advantage for its customers through tailored solutions that optimize their real estate performance and employee productivity while reducing total occupancy costs. Its 16,000 employees have delivered over $3 billion in savings for its customers over the last 10 years and ensure the business continuity for the 1.2 billion square feet of real estate that the company manages in 55 countries.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (in terms of 2014 revenue). The Company has more than 52,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 370 offices (excluding affiliates) worldwide. CBRE offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. Please visit our website at www.cbre.com.

“Safe Harbor” Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Certain of the statements in this release regarding the acquisition of the Global Workplace Solutions (GWS) business of Johnson Controls, Inc. that do not concern purely historical data are forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including, but not limited to, the expected closing date of the acquisition, expected cost synergies and earnings accretion, expected tax benefits, expected financing sources for the transaction, and the ability of the parties to successfully integrate GWS with CBRE’s existing operations globally, as well as other risks and uncertainties discussed in CBRE’s filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, CBRE expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CBRE does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements and risks to CBRE’s business in general, please refer to CBRE’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Such filings are available publicly and may be obtained off CBRE’s website at www.cbre.com or upon request from the CBRE Investor Relations Department at investorrelations@cbre.com.